Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2016, with respect to the consolidated statements of financial position of Advanced Accelerator Applications S.A. and its subsidiaries as of December 31, 2015, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2015, which report appears in the Annual Report on Form 20-F of Advanced Accelerator Applications S.A. for the year ended December 31, 2015 filed with the Securities and Exchange Commission, and to the reference to our firm under the headings “Presentation of Financial and Other Information – Financial Statements”, and “Key Information – Selected Financial Data” in such Annual Report.

Lyon, September 20, 2016

KPMG Audit
Department of KPMG S.A.

/s/ Stéphane Devin
Stéphane Devin
Partner

September 20, 2016